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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 333-17565, 333-33475 and 333-44371) of Renaissance Worldwide, Inc. of our report dated February 12, 1998, except as to the "Stock Split and Authorized Shares" section of Note 10 which is as of March 24, 1998 and as to the poolings of interests of Neoglyphics Media Corporation and Triad Data, Inc. which are as of April 27, 1998 appearing on page 14 of this Form 8-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts

November 5, 1998